EXHIBIT 99.01

Cadence Announces Pricing of

$350 Million Senior Notes Offering

SAN JOSE, Calif. , 07 Oct 2014 — Cadence Design Systems, Inc. (NASDAQ: CDNS) today announced the pricing of its public offering of $350 million aggregate principal amount of its 4.375% Senior Notes due 2024. The offering is expected to close on October 9, 2014, subject to customary closing conditions.

The notes will be Cadence’s general unsecured senior obligations and will rank equal in right of payment to all of its existing and future senior indebtedness. Interest on the notes will be payable semi-annually at a rate of 4.375% per year.

Cadence expects to receive net proceeds from this offering of approximately $342.4 million after deducting underwriting discounts and estimated offering expenses payable by Cadence. Cadence intends to use the net proceeds from this offering for general corporate purposes, including the retirement of debt.

J.P. Morgan Securities LLC and Morgan Stanley & Co. LLC are acting as joint book-running managers, and Credit Suisse Securities (USA) LLC, Goldman, Sachs & Co., HSBC Securities (USA) Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Mitsubishi UFJ Securities (USA), Inc. are acting as co-managers for the offering.

Cadence has filed an effective registration statement (including a prospectus supplement and accompanying base prospectus) with the Securities and Exchange Commission (SEC) for the offering to which this communication relates. Before you invest, you should read the effective registration statement (including the prospectus supplement and accompanying base prospectus) for more complete information about Cadence and this offering. You may obtain these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, copies may be obtained from J.P. Morgan Securities LLC at the following address: 383 Madison Avenue, New York, New York 10179, Attention: Investment Grade Syndicate Desk—3rd Floor or by calling collect at (212) 834-4533; or from Morgan Stanley & Co. LLC at the following address: Attn: Prospectus Department, 180 Varick Street, 2nd Floor, New York, New York 10014, by calling (866) 718-1649 or by emailing prospectus@morganstanley.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of these securities, in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

About Cadence

Cadence (NASDAQ: CDNS) enables global electronic design innovation and plays an essential role in the creation of today’s integrated circuits and electronics. Customers use Cadence software, hardware, IP and services to design and verify advanced semiconductors, consumer electronics, networking and telecommunications equipment, and computer systems. Cadence is headquartered in San Jose, Calif., with sales offices, design centers, and research facilities around the world to serve the global electronics industry.

Statements in this press release which are other than historical facts are intended to be “forward-looking statements” within the meaning of the Securities Exchange Act of 1934, the Private Securities Litigation Reform Act of 1995 and other related laws. These “forward-looking” statements involve risks and uncertainties that could cause actual results and effects to differ materially from those currently anticipated, including but not limited to, whether or not Cadence will consummate the offering and the anticipated use of the proceeds of the offering. Please refer to Cadence’s recent quarterly report on Form 10-Q and annual report on Form 10-K for some factors that could cause the actual results to differ from estimates. In providing forward-looking statements, Cadence is not undertaking any duty or obligation to update these statements publicly as a result of new information, future events or otherwise.

For more information, please contact:

Investors and Shareholders

Alan Lindstrom

Cadence Design Systems, Inc.

408-944-7100

investor_relations@cadence.com

Media and Industry Analysts

Anna del Rosario

Cadence Design Systems, Inc.

408-914-6884

newsroom@cadence.com

Cadence and the Cadence logo are registered trademarks of Cadence Design Systems, Inc. All other trademarks are the property of their respective owners

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